SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2002
FILE NUMBER 811-2729
SERIES NO.:  2

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Institutional Class            $ 92,715
         2.   Dividends for a second class of open-end company shares (000's
              Omitted)
              Private Class                  $ 12,340
              Personal Class                 $  5,132
              Cash Management Class          $ 36,530
              Reserve Class                  $  2,392
              Resource Class                 $  7,941


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class          $ 000.0205
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Class                $ 000.0175
              Personal Class               $ 000.0155
              Cash Management Class        $ 000.0197
              Reserve Class                $ 000.0125
              Resource Class               $ 000.0189

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class           4,244,283
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                   672,351
              Personal Class                  356,536
              Cash Management Class         2,223,105
              Reserve Class                   162,790
              Resource Class                  449,426


74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class              $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                    $ 1.00
              Personal Class                   $ 1.00
              Cash Management Class            $ 1.00
              Reserve Class                    $ 1.00
              Resource Class                   $ 1.00

FOR PERIOD ENDING 08/31/2002
FILE NUMBER 811-2729
SERIES NO.: 7

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Institutional Class           $   3,468
         3.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                 $   2,625
              Personal Class                $      44
              Cash Management Class         $     770
              Resource Class                $   2,371


73A.     Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
         3.   Dividends from net investment income
              Institutional Class          $ 000.0196
         4. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Class                $ 000.0171
              Personal Class               $ 000.0146
              Cash Management Class        $ 000.0188
              Resource Class               $ 000.0180

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class              67,714
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                   111,021
              Personal Class                    8,957
              Cash Management Class            17,246
              Resource Class                   29,708


74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class              $ 1.00
         3.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                    $ 1.00
              Personal Class                   $ 1.00
              Cash Management Class            $ 1.00
              Reserve Class                    $ 1.00
              Resource Class                   $ 1.00

FOR PERIOD ENDING 08/31/2002
FILE NUMBER 811-2729
SERIES NO.:  8

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Institutional Class           $  30,506
         4.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                $    4,592
              Personal Class               $      300
              Cash Management Class        $   10,537
              Reserve Class                $       92
              Resource Class               $    5,910


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         5.   Dividends from net investment income
              Institutional Class          $ 000.0207
         6. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Class                $ 000.0177
              Personal Class               $ 000.0156
              Cash Management Class        $ 000.0199
              Reserve Class                $ 000.0126
              Resource Class               $ 000.0191

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class           1,624,673
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                   281,978
              Personal Class                   23,791
              Cash Management Class           553,794
              Reserve Class                     7,882
              Resource Class                  310,674


74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class              $ 1.00
         4.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                    $ 1.00
              Personal Class                   $ 1.00
              Cash Management Class            $ 1.00
              Reserve Class                    $ 1.00
              Resource Class                   $ 1.00